Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No's. 33-36761, 333-03193, 333-70397, 333-70427, 333-50390, 333-50392, and 333-153382
on Form S-8 of our reports dated September 14, 2009, relating to the consolidated financial statements of Anaren, Inc. and subsidiaries (the "Company"), and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended June 30, 2009.

/s/ Deloitte & Touche LLP

Rochester, New York
September 14, 2009